International DisplayWorks Appoints Intel Veteran
                           As Chief Financial Officer

           Jeff Winzeler, former Intel Controller, brings large scale manufacturing experience to IDW

FOR IMMEDIATE RELEASE

For additional information contact:
Tom Lacey, CEO                              or       Matthew Hayden, President
International DisplayWorks, Inc.                     Hayden Communications, Inc.
(916) 415-0864                                       (843) 272-4653
                                                     matt@haydenir.com

ROCKLIN, Calif., - January 5, 2005- International DisplayWorks, Inc. (IDW) (OTC/BB: IDWK) today announced that Jeff Winzeler has agreed to join the Company as Chief Financial Officer. Mr. Winzeler replaces Ian Bebbington. Mr. Winzeler previously served as FLASH Group Controller for Intel Corporation in Folsom, Calif., where he was responsible for all fiscal aspects of the ~$2 billion FLASH memory division including investment analysis, product costing, inventory management, and preparation of financial statements.

While at Intel's FLASH division, Mr. Winzeler worked in partnership with the general manager to redefine the charter of the division through evaluation of business alternatives, strategic implications, technology requirements and financial outcomes. He put in place a series of processes designed to actively manage profit and loss decisions including inventory management, spending, and profitability and implemented necessary controls to conform to Sarbanes-Oxley 404 reporting requirements. He was also instrumental in the decisions to properly match manufacturing capacity to product demand, resulting in a more fully-utilized capital base.

"Jeff brings a tremendous financial background to IDW, and his tenured experience as a controller in a large-scale manufacturing environment will prove critical to our long-term growth plans. Jeff has a proven track record of leading large international organizations and is an excellent fit for our long term plans" commented Tom Lacey, International DisplayWorks' Chairman and Chief Executive Officer. "Coming from Intel myself, I am confident Jeff will be an ideal match with our corporate culture, and his skills will help the Company to continue its growth trajectory while managing the expense side of the business to improve operational, procurement and manufacturing efficiencies, thereby increasing the leverage in the Company's business plan."

Mr. Lacey continued, "Additionally, with our desire to pursue a NASDAQ NMS listing and our increased exposure to US-based fund managers, it is now appropriate to have our Chief Financial Officer primarily located in our US headquarters. We have installed systems and developed a strong team in our China operations that will make this a seamless transition.

We all thank Ian for his professionalism in the job that he did in building capabilities in systems and management and we wish him the best in his future endeavors."

Prior to his position with the FLASH Memory Group, Mr. Winzeler was the Controller for the Penang, Malaysia-based World-Wide Assembly division, where he served as manufacturing controller responsible for Intel's 12,000-employee, world-wide, $1 billion assembly and test operations. Mr. Winzeler managed a finance team of 140 employees located in China, Malaysia, Costa Rica, the Philippines and Ireland. Previously, he served as controller at an Intel's largest eight-inch wafer manufacturing facility, and as operations controller for facilities in Jerusalem and Haifa, Israel.

About International DisplayWorks

International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM and EMS applications. IDW operates 410,000 square feet of manufacturing facilities in the People's Republic of China (PRC) and employs approximately more than 2,000 people. Sales offices are located in US, Europe, Hong Kong, Singapore, and China. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwlcd.com.

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to IDW's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.


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